Exhibit 99.1

U.S. Physical Therapy Reports Record Earnings

Raises Dividend and Provides 2015 Earnings Guidance

HOUSTON--(BUSINESS WIRE)--March 5, 2015--U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of outpatient physical therapy clinics, today reported results for the fourth quarter and year ended December 31, 2014.

In the fourth quarter of 2014, U.S. Physical Therapy’s net income attributable to common shareholders from continuing operations prior to revaluation of redeemable non-controlling interests, net of tax (“operating results”) increased by 27.5% to $5.0 million as compared to approximately $3.9 million in the fourth quarter of 2013. Diluted earnings per share from operating results rose to $0.41 in the recent quarter as compared to $0.32 in the comparable 2013 period.

For the year 2014, U.S. Physical Therapy’s operating results increased by 19.2% to $20.9 million as compared to approximately $17.5 million for the 2013 year. Diluted earnings per share from operating results rose to $1.71 in 2014 as compared to $1.45 in 2013.

Fourth Quarter 2014 Compared to Fourth Quarter 2013 from Continuing Operations Unless Otherwise Noted

  Net revenues increased 15.7% from $68.6 million in the fourth quarter of 2013 to $79.4 million in the fourth quarter of 2014, due to an increase in patient visits of 15.6% from 638,000 to 737,000 and an increase in the average net revenue per visit of $0.32 to $105.79 from $105.47.
  Total clinic operating costs were $60.5 million, or 76.1% of net revenues, in the fourth quarter of 2014, as compared to $52.5 million, or 76.5% of net revenues, in the 2013 period. Of the dollar increase, $4.3 million was attributable to operating costs of new clinics opened or acquired in the past 12 months. Total clinic salaries and related costs, including that from new clinics, were 54.9% of net revenues in the recent quarter versus 53.2% in the 2013 period. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were reduced to 19.7% for the recent quarter versus 21.5% in the 2013 period. The provision for doubtful accounts as a percentage of net revenues was 1.3% for the 2014 period and 1.4% in the 2013 period.
  The gross margin for the fourth quarter of 2014 increased by 17.4% to $18.9 million from $16.1 million in the fourth quarter of 2013. The gross margin percentage increased to 23.9% for the 2014 period as compared to 23.5% for the 2013 period.
  Corporate office costs were $8.2 million in the fourth quarter of 2014 as compared to $6.8 million in the 2013 fourth quarter. Corporate office costs as a percentage of net revenues were 10.3% for the 2014 period and 9.9% in the 2013 period.
  Operating income for the recent quarter increased by 14.8% to $10.8 million as compared to $9.4 million in the 2013 fourth quarter.
  Interest expense was $0.3 million in the fourth quarter of 2014 versus $0.1 million in the fourth quarter of last year. The increase in interest expense is due to a higher average debt balance as the result of acquisitions.
  The provision for income taxes for the 2014 period was $3.2 million and for the 2013 period $3.4 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 39.4% in the 2014 fourth quarter and 46.8% in the 2013 period. In the current period, after a reconciliation of the 2013 federal and state tax returns to our book provision, we reduced our 2014 tax rate to 40.0% from 41.0% previously accrued for the first nine months of 2014 and recorded an additional provision of $0.2 million for 2013.
  Net income attributable to non-controlling interests, inclusive of discontinued operations, was $2.3 million in the recent quarter as compared to $1.9 million in the period 2013.
  Net income attributable to common shareholders for the three months ended December 31, 2014 increased by 27.5% to $5.0 million compared to $3.9 million for the three months ended December 31, 2013. Diluted earnings per share from operating results were $0.41 for the 2014 period and $0.32 for the 2013 period.
  Same store visits increased 2.8% for de novo and acquired clinics open for one year or more while same store revenue increased 2.0% as the average net rate per visit decreased by $0.81.

Year 2014 Compared to Year 2013 from Continuing Operations Unless Otherwise Noted

  Net revenues increased 15.5% from $264.1 million in 2013 to $305.1 million in 2014, due to an increase in patient visits of 15.5% from 2,441,000 to 2,819,000 and an increase in the average net revenue per visit to $106.08 for the past year from $105.83 in 2013.
  Total clinic operating costs were $228.9 million or 75.0% of net revenues for 2014, as compared to $199.4 million or 75.5% of net revenues, for 2013. The dollar increase included $10.2 million in operating costs of new clinics opened or acquired in 2014. Of the remaining increase, $18.5 million was from clinics added throughout 2013. Total clinic salaries and related costs were 53.6% of net revenues in 2014 versus 53.7% in 2013. Rent, clinic supplies, contract labor and other costs as a percentage of net revenues were 20.1% for the past year versus 20.0% in 2013. The provision for doubtful accounts as a percentage of net revenues was 1.3% for 2014 and 1.7% in 2013.
  The gross margin for 2014 increased by 17.7% to $76.2 million from $64.7 million in 2013. The gross margin percentage increased to 25.0% in 2014 as compared to 24.5% in 2013.
  Corporate office costs were $30.4 million for 2014 as compared to $25.9 million for 2013. Corporate office costs were 10.0% of net revenues for 2014 and 9.8% for 2013.
  Operating income increased 18.1% to $45.8 million in 2014 as compared to $38.8 million in 2013.
  Interest expense was $1.1 million in 2014 versus $0.5 million in 2013. The increase in interest expense is due to a higher average outstanding debt balance as the result of acquisitions.
  The provision for income taxes for 2014 was $14.3 million and for 2013 it was $12.2 million. The provision for income taxes as a percentage of income before taxes less net income attributable to non-controlling interest was 40.6% in 2014 and 41.1% in 2013.
  Net income attributable to non-controlling interests, inclusive of discontinued operations, was $9.6 million in 2014 as compared to $8.3 million in 2013.
  Net income attributable to common shareholders for the year ended December 31, 2014 increased 19.2% to $20.9 million as compared to $17.5 million for the year ended December 31, 2013. Diluted earnings per share from operating results rose to $1.71 for 2014 versus $1.45 for 2013.
  Same store visits increased 4.6% for de novo and acquired clinics open for one year or more and same store revenue increased 3.8% as the average net rate per visit decreased by $0.79.

Chris Reading, Chief Executive Officer, said, “I am very pleased with the strong results that our entire team delivered for the year. Our organic and acquired partnerships are growing, we are attracting great talent in all areas of our Company and we are rolling out new programs which will further help us to impact more patient lives in a very positive way. Our development activities are generating great results and are bringing some exciting newly acquired partnerships into our already strong family of partners. In 2015 we remain focused on all of the core initiatives that helped to produce an exceptional 2014.”

Larry McAfee, Chief Financial Officer, noted, “Despite increasing the Company’s dividend and opening or acquiring 35 clinics during the year the Company’s ending debt balance was reduced by approximately $5.9 million, or 14%, in 2014 as cash flow from operations remained strong.”

U.S. Physical Therapy Declares Quarterly Dividend

The Company is increasing its quarterly dividend by 25% to $.15 from $.12. The first quarterly dividend of 2015 will be paid on April 3, 2015 to shareholders of record as of March 20, 2015.

Management 2015 Earnings Guidance

Although the Company’s new patient referrals thus far in 2015 have been good, the severe winter weather in many parts of the country in January and February negatively affected the number of patient visits by more than 16,000 with an estimated negative earnings impact of $.05 to $.07 per share. After allowing for that, management currently expects the Company’s earnings from continuing operations for the year 2015 to be in the range of $22.3 million to $22.9 million in net income and $1.80 to $1.86 in diluted earnings per share. Please note that management’s guidance range represents projected earnings from existing operations only and excludes future acquisitions. The annual guidance figures will not be updated unless there is a material development that causes management to believe that earnings will be significantly outside the given range.

Fourth Quarter 2014 Conference Call

U.S. Physical Therapy's management will host a conference call at 10:30 a.m. Eastern Time, 9:30 a.m. Central Time, on Thursday, March 5, 2015 to discuss the Company’s Fourth Quarter and Year Ended December 31, 2014 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and entering reservation number 63028333 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed until May 6, 2015.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934, as amended. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we expect. Included among such statements may be those relating to new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  changes as the result of government enacted national healthcare reform;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  business and regulatory conditions including federal and state regulations;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  revenue and earnings expectations;
  general economic conditions;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  competitive, economic or reimbursement conditions in our markets which may require us to reorganize or close certain operations and thereby incur losses and/or closure costs including the possible write-down or write-off of goodwill and other intangible assets;
  acquisitions, purchase of non-controlling interests (minority interests) and the successful integration of the operations of the acquired businesses;
  maintaining adequate internal controls;
  availability, terms, and use of capital; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see our periodic reports filed with the Securities and Exchange Commission for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this press release. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer applicable.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 499 outpatient physical and occupational therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 16 physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net patient revenues	$77,958	$67,256	$299,009	$258,283
Other revenues	1,432	1,349	6,065	5,775
Net revenues	79,390	68,605	305,074	264,058
Clinic operating costs:
Salaries and related costs	43,564	36,522	163,417	141,840
Rent, clinic supplies, contract labor and other	15,671	14,726	61,209	52,887
Provision for doubtful accounts	1,018	994	4,112	4,384
Closure costs	197	225	169	246
Total clinic operating costs	60,450	52,467	228,907	199,357
Gross margin	18,940	16,138	76,167	64,701
Corporate office costs	8,185	6,766	30,399	25,931
Operating income from continuing operations	10,755	9,372	45,768	38,770
Interest and other income, net	15	2	18	7
Interest expense	(266)	(140)	(1,088)	(538)
Income before taxes from continuing operations	10,504	9,234	44,698	38,239
Provision for income taxes	3,241	3,438	14,274	12,236
Net income from continuing operations including non-controlling interests	7,263	5,796	30,424	26,003
Discontinued operations, net of tax	-	(42)	-	(5,007)
Net income including non-controlling interests	7,263	5,754	30,424	20,996
Less: net income attributable to non-controlling interests	(2,286)	(1,893)	(9,571)	(8,273)
Net income attributable to common shareholders	$4,977	$3,861	$20,853	$12,723

Basic earnings per share attributable to common shareholders:
From continuing operations prior to revaluation of redeemable non-controlling interests, net of tax	$0.41	$0.32	$1.71	$1.45
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	(0.09)	-
From continuing operations, net of tax	0.41	0.32	1.62	1.45
From discontinued operations, net of tax	-	-	-	(0.40)
Basic	$0.41	$0.32	$1.62	$1.05

Diluted earnings per share attributable to common shareholders:
From continuing operations prior to revaluation of redeemable non-controlling interests, net of tax	$0.41	$0.32	$1.71	$1.45
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	(0.09)	-
From continuing operations, net of tax	0.41	0.32	1.62	1.45
From discontinued operations, net of tax	-	-	-	(0.40)
Diluted	$0.41	$0.32	$1.62	$1.05

Shares used in computation:
Basic	12,267	12,103	12,217	12,063
Diluted	12,271	12,117	12,221	12,082

Dividends declared per common share	$0.12	$0.10	$0.48	$0.40
Earnings attributable to common shareholders:
From continuing operations	$4,977	$3,903	$20,853	$17,492
From discontinued operations	-	(42)	-	(4,769)
	$4,977	$3,861	$20,853	$12,723

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Earnings attributable to common shareholders:
From continuing operations prior to revaluation of redeemable non-controlling interests, net of tax	$4,977	$3,903	$20,853	$17,492
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax *	-	-	(1,086)	-
From continuing operations, net of tax	4,977	3,903	19,767	17,492
From discontinued operations, net of tax	-	(42)	-	(4,769)
	$4,977	$3,861	$19,767	$12,723

Basic earnings per share attributable to common shareholders:
From continuing operations prior to revaluation of redeemable non-controlling interests, net of tax	$0.41	$0.32	$1.71	$1.45
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax *	-	-	(0.09)	-
From continuing operations, net of tax	0.41	0.32	1.62	1.45
From discontinued operations, net of tax	-	-	-	(0.40)
	$0.41	$0.32	$1.62	$1.05
Diluted earnings per share attributable to common shareholders:
From continuing operations prior to revaluation of redeemable non-controlling interests, net of tax	$0.41	$0.32	$1.71	$1.45
Charges to additional-paid-in-capital - revaluation of redeemable non-controlling interests, net of tax	-	-	(0.09)	-
From continuing operations, net of tax	0.41	0.32	1.62	1.45
From discontinued operations, net of tax	-	-	-	(0.40)
	$0.41	$0.32	$1.62	$1.05

Shares used in computation:
Basic earnings per share - weighted-average shares	12,267	12,103	12,217	12,063
Effect of dilutive securities - stock options	4	14	4	19
Denominator for diluted earnings per share - adjusted weighted-average shares	12,271	12,117	12,221	12,082

* Purchases of non-controlling interests in two partnerships recorded as a change in additional-paid-in-capital and per generally accepted accounting principles ("GAAP") excluded from statement of operations and net income.

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,271	$12,898
Patient accounts receivable, less allowance for doubtful accounts of $1,669 and $1,430, respectively	32,891	30,820
Accounts receivable - other, less allowance for doubtful accounts of $198 and $198, respectively	1,503	1,844
Other current assets	6,186	4,098
Total current assets	54,851	49,660
Fixed assets:
Furniture and equipment	42,003	38,965
Leasehold improvements	22,806	21,891
	64,809	60,856
Less accumulated depreciation and amortization	49,045	45,896
	15,764	14,960
Goodwill	147,914	143,955
Other intangible assets, net	24,907	14,479
Other assets	1,115	1,081
	$244,551	$224,135

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable - trade	$1,782	$1,722
Accrued expenses	22,839	20,625
Current portion of notes payable	883	825
Total current liabilities	25,504	23,172
Notes payable	234	650
Revolving line of credit	34,500	40,000
Deferred rent	991	996
Other long-term liabilities	8,732	4,196
Total liabilities	69,961	69,014
Commitments and contingencies
Redeemable non-controlling interests	7,376	4,104
Shareholders' equity:
U. S. Physical Therapy, Inc. shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,487,346 and 14,315,882 shares issued, respectively	145	143
Additional paid-in capital	43,577	40,569
Retained earnings	134,186	119,206
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total U. S. Physical Therapy, Inc. shareholders' equity	146,280	128,290
Non-controlling interests	20,934	22,727
Total equity	167,214	151,017
	$244,551	$224,135

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS) (unaudited)

	Year Ended December 31,
	2014	2013
OPERATING ACTIVITIES
Net income including non-controlling interests	$30,424	$20,996
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization	6,740	5,562
Provision for doubtful accounts	4,112	4,384
Equity-based awards compensation expense	3,363	2,743
Loss on sale of business and sale or abandonment of assets, net	35	7,335
Excess tax benefit from exercise of stock options	(948)	(695)
Deferred income tax	6,275	2,369
Impairment charge - goodwill	135	-
Other
Changes in operating assets and liabilities:
Increase in patient accounts receivable	(5,388)	(5,389)
Decrease (increase) in accounts receivable - other	341	(5)
(Decrease) increase in other assets	(2,493)	1,803
Increase in accounts payable and accrued expenses	1,868	4,833
Increase in other liabilities	730	859
Net cash provided by operating activities	45,194	44,795
INVESTING ACTIVITIES
Purchase of fixed assets	(5,167)	(4,637)
Purchase of businesses, net of cash acquired	(12,270)	(46,628)
Acquisitions of non-controlling interests	(5,490)	(1,876)
Sale on non-controlling interests	-	233
Proceeds on sale of business and fixed assets, net	47	459
Net cash used in investing activities	(22,880)	(52,449)
FINANCING ACTIVITIES
Distributions to non-controlling interests	(9,913)	(9,164)
Cash dividends to shareholders	(5,873)	(4,838)
Proceeds from revolving line of credit	134,300	150,800
Payments on revolving line of credit	(139,800)	(128,200)
Payment of notes payable	(825)	(459)
Excess tax benefit from stock options exercised	948	695
Other	222	47
Net cash (used) provided in financing activities	(20,941)	8,881
Net increase in cash	1,373	1,227
Cash - beginning of period	12,898	11,671
Cash - end of period	$14,271	$12,898
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$9,253	$4,111
Interest	$1,103	$352
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$400	$1,300
Purchase of non-controlling interest - seller financing portion	$67	$-
Revaluation of redeemable non-controlling interests	$1,841	$-

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC COUNT

Number
of
Date	Clinics

December 31, 2012	431

March 31, 2013	441
June 30, 2013	449
September 30, 2013	447
December 31, 2013	472

March 31, 2014	472
June 30, 2014	486
September 30, 2014	489
December 31, 2014	489

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, (713) 297-7000
Chief Financial Officer
or
Chris Reading, (713) 297-7000
Chief Executive Officer
or
Westwicke Partners
Bob East, (443) 213-0502